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                                Exhibit No. 12


                      STATEMENT OF COMPUTATION OF RATIOS
                            (Dollars in Thousands)



Earnings to fixed Charges

                                                     1995        1994         1993         1992         1991
                                                     ----        ----         ----         ----         ----
Earnings:
Income before income taxes                       $  304,044    $ 261,340    $ 224,527    $ 164,892    $ 123,315
Plus:
       Fixed charges                                800,986      507,940      404,360      388,901      479,405
Less:
       Capitalized interest                          (2,056)        (599)         (82)        (201)        (591)
                                                 ----------    ---------    ---------    ---------    --------
Earnings, including interest on deposits (A)      1,102,974      768,681      628,805      553,592      602,129
Less:
       Interest on deposits                        (564,064)    (377,643)    (335,708)    (337,878)    (413,880)
                                                 ----------    ---------    ---------    ---------    ---------
Earnings, excluding interest on deposits (B)     $  538,910    $ 391,038    $ 293,097    $ 215,714    $ 188,249
                                                 ----------    ---------    ---------    ---------    ---------

Fixed Charges:
       Interest expense                          $  791,423    $ 501,067    $ 397,743    $ 382,930    $ 474,453
       Capitalized interest                           2,056          599           82          201          591
       Amortization of debt expense                     190          215          195           63            0
       Interest portion of rent expense               7,317        6,059        6,340        5,707        4,361
                                                 ----------    ---------    ---------    ---------    ---------
         Total Fixed Charges (C)                 $  800,986    $ 507,940    $ 404,360    $ 388,901    $ 479,405

Less:
       Interest on deposits                        (564,064)    (377,643)    (335,708)    (337,878)    (413,880)
                                                 ----------    ---------    ---------    ---------    ---------
         Total Fixed Charges excluding
         interest expense on deposits (D)        $  236,922    $ 130,297    $  68,652    $  51,023    $  65,525
                                                 ==========    =========    =========    =========    =========

Earnings to fixed charges:
       Including interest on deposits (A/C)            1.38x        1.51x        1.56x        1.42x        1.26x
                                                 ==========    =========    =========    =========    =========
       Excluding interest on deposits (B/D)            2.27         3.00         4.27         4.23         2.87
                                                 ==========    =========    =========    =========    =========


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